Exhibit 10.43

FORM OF AMENDMENT NO. 3 TO THE EMPLOYMENT AGREEMENT OF EXECUTIVE OFFICERS

By resolution of the Board of Directors of Kraton Polymers LLC, effective as of December 31, 2009, the following provision was added to the employment agreements for Messers. Dave Bradley, Kevin Fogarty, Richard Ott, and Steve Tremblay.

“Notwithstanding anything to the contrary in the Agreement, with respect to any obligation to sign a general release and waiver as a condition of the receipt of any payments or benefits hereunder, such general release and waiver must be executed by the Executive within 30 days after the date of termination of the Executive’s employment and any payment that would otherwise have been made or any benefit that would have otherwise been provided shall not be made or provided until after the 40th day following the date of such termination of employment, subject to the execution of the general release and waiver but without regard to the date upon which the general release and waiver was executed, except to the extent permitted by Section 409A of the Internal Revenue Code of 1986, as amended.”